Exhibit 10.1

SUBSCRIPTION AGREEMENT

This subscription agreement (this “Subscription Agreement”) is dated November 12, 2010, by and between the investor identified on the signature page hereto (“Investor”), and Overland Storage, Inc., a California corporation (the “Company”), whereby the parties agree as follows:

1. Subscription.

a)	Investor agrees to buy and the Company agrees to sell and issue to Investor such number of shares of the Company’s common stock, no par value per share (the “Common Stock”), set forth on the signature page hereto (the “Shares”) for the purchase price set forth on the signature page hereto (the “Purchase Price”).

b)	The Shares have been registered on a Form S-3, File No. 333-161881, which registration statement (the “Registration Statement”) was declared effective by the Securities and Exchange Commission on October 8, 2009, has remained effective since such date and is effective on the date hereof. A final prospectus will be delivered as required by law.

c)	On November 17, 2010 (the “Closing Date”), subject to the satisfaction or waiver of all of the closing conditions set forth in the Financial Advisory Agreement (the “Advisory Agreement”) dated November 12, 2010 by and between the Company and Roth Capital Partners, LLC (“Roth”), (a) the Investor shall pay the aggregate Purchase Price for the Shares by delivery of immediately available funds to such Investor’s executing broker’s delivery versus payment account established at Roth, (b) the Company will deliver, or cause to be delivered, to Roth the Shares by authorizing the release of the Shares to Roth’s clearing firm via DWAC delivery prior to the release of the federal funds wire to the Company for payment of such Shares, (c) Roth will deliver, or cause to be delivered, to the Investor, such Investor’s Shares in accordance with the instructions provided by such Investor on its executing broker’s account versus payment for such Shares and (d) Roth will deliver, or cause to be delivered, to the Company, the aggregate purchase price for the Securities, minus applicable fees and disbursements. Each of the Investor and the Company acknowledge and agree that the settlement procedure described above is being provided to the Company as an accomodation solely upon the Company’s request.

2. Company Representations and Warranties. The Advisory Agreement contains representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company represents and warrants that a true and correct copy of the Advisory Agreement is attached hereto as Exhibit A. In addition, and without limiting the generality of the foregoing, the Company represents and warrants that: (a) it has full right, power and authority to enter into this Subscription Agreement and to perform all of its obligations hereunder; (b) this Subscription Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and subject to general principles of equity; (c) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or bylaws, except in the case of clauses (i) and (ii) such breaches, violations, defaults, or conflicts which are not, individually or in the aggregate, reasonably likely to result in a material adverse effect upon the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under the Subscription Agreement; (d) the Shares have been duly authorized for sale and issuance, and when issued and delivered, will be validly issued, fully paid and nonassessable; (e) all preemptive rights or rights of first refusal held by stockholders of the Company and applicable to the transactions contemplated hereby, if any, have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such stockholders conferring such rights; and (f) except with respect to the transactions contemplated by the Advisory Agreement, this Subscription Agreement and other subscription agreements entered into pursuant to the Advisory Agreement, the Company has not provided the Investor or any of its officers or directors with any material, non-public information.

3. Investor Representations, Warranties and Acknowledgments. Investor represents and warrants that: (a) it has full right, power and authority to enter into this Subscription Agreement and to perform all of its obligations hereunder; (b) this Subscription Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of Investor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally; (c) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) Investor’s certificate of incorporation or by-laws (or other similar governing documents), or (ii) any material agreement or any law or regulation to which Investor is a party or by which any of its property or assets is bound; (d) prior to the execution hereof, Investor has had full access to and relied only upon (i) the prospectus, dated October 7, 2009 (the “Base Prospectus”), contained in the Registration Statement, (ii) any prospectus supplements to the Base Prospectus, including in each case information incorporated by reference therein, and (iii) the pricing, financial advisory and expense information contained in this Subscription Agreement; and (e) it has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any short sales (as defined in Rule 200(a) of Regulation SHO) involving the Company’s securities) since the time that such Investor was first contacted by the Company regarding an investment in the Company. Investor acknowledges that Roth is acting as financial advisor to the Company and not placement agent in connection with the transactions contemplated hereby. Investor covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Subscription Agreement are publicly disclosed.

4. Covenants.

a)	The Company shall, (i) by 9:00 a.m. (New York City time) on the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (ii) issue a Current Report on Form 8-K including the Advisory Agreement and form of subscription agreement as exhibits thereto by 5:30 p.m. (New York City time) on the Closing Date. The Company agrees that neither the press release nor the Current Report on Form 8-K will contain the identity of the Investors, unless otherwise required by law or any regulatory agency that regulates the Company. From and after the issuance of such press release and Current Report on Form 8-K, the Company shall have publicly disclosed all material, non-public information delivered to the Investor by the Company, if any, or any of its officers or directors in connection with the transactions contemplated hereby.

5. Miscellaneous.

a)	This Subscription Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription Agreement. This Subscription Agreement may be modified only in writing signed by the parties hereto. The Company represents and warrants that this Subscription Agreement is and will be the same in all material respects with other subscription agreements entered into pursuant to or in connection with the Advisory Agreement. The Company shall promptly notify the Investor of any proposed amendment or modification to Section 2 (Representations and Warranties of the Company), Section 5 (Representations and Indemnities to Survive Delivery) or Section 8 (Successors; Third Party Beneficiaries) of the Advisory Agreement, which shall require the prior written consent of the Investor.

b)	All representations, warranties, and agreements of the Company herein or in the Advisory Agreement shall survive delivery of, and payment for, the Shares hereunder.

c)	This Subscription Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery of a facsimile or PDF.

d)	The provisions of this Subscription Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription Agreement and this Subscription Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

e)	All communications hereunder shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as FedEx, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company: as set forth on the signature page hereto.

To the Investor: as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

f)	This Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of any of its rights under this Subscription Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement effective as of the date first written above.

COMPANY:

OVERLAND STORAGE, INC.

By:

Name:

Its:

Address for Notice:

Kurt L. Kalbfleisch

Chief Financial Officer

Overland Storage, Inc.

9112 Spectrum Center Boulevard

San Diego, CA 92123

With a copy to:

Paul L. Sieben, Esq.

O’Melveny & Myers LLP

2756 Sand Hill Road

Menlo Park, CA 94025

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

INVESTOR:

(Print Name of Investor)

Number of Shares:	By:

Name:

Purchase Price per Share: $	Its:

Name and address in which the Shares

should be registered:

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

EXHIBIT A

ADVISORY AGREEMENT